Exhibit 10.1
FIRST AMENDMENT TO STANDBY PURCHASE AGREEMENT
     This FIRST AMENDMENT (this “Amendment”), dated as of July 3, 2007, by and among Westmoreland Coal Company, a Delaware corporation (the “Company”), Tontine Capital Partners, L.P., a Delaware limited partnership (“Standby Purchaser”), and Silverhawk Capital GP, LLC, a Delaware limited liability company (“Additional Purchaser”), amends that certain Standby Purchase Agreement (the “Original Agreement”), dated as of May 2, 2007, by and between the Company and Standby Purchaser.
W I T N E S S E T H :
     WHEREAS, the parties hereto wish to amend the terms of the Original Agreement, as set forth herein;
     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree (i) that Additional Purchaser shall be added as a party to the Original Agreement and shall be entitled to the rights under, and bound by the terms of the Original Agreement, as amended by this Amendment, applicable to Additional Purchaser (capitalized terms used herein without definition shall have the respective meaning assigned to such terms in the Original Agreement), and (ii) as follows:
          1. Amendment to Certain Other Definition. Section 1 of the Original Agreement is hereby amended as follows:
               (a) The following definition will be added to Section 1 of the Original Agreement immediately after the definition of the term “Agreement”:
                    “‘AP Securities’ shall mean the shares of Common Stock that are to be purchased by Additional Purchaser pursuant to Section 22 hereof.”
                    “‘Change of Control Transaction’ shall mean any merger, consolidation, recapitalization, stock purchase, share exchange, asset acquisition or other business combination involving the Company or any of its Subsidiaries in one or a series of related events in which the holders of at least a majority of the Company’s Common Stock are entitled to sell or exchange their shares of Common Stock for cash, equity securities of another issuer, any combination thereof or any other consideration.”
                    “‘Immediate Family Member’ shall have the meaning set forth in Item 404 of Regulation S-K.”
               (b) The term “Closing” is hereby amended to add the words “and Section 22” after the words “Section 2”.

          2. New Section 22. The Original Agreement is hereby amended by adding the following immediately after Section 21 of the Original Agreement:
               Section 22. Additional Purchaser.
                    “(a) Purchase of Shares of Common Stock by Additional Purchaser. Subject to the terms and conditions set forth in this Agreement:
                         (i) If there are any Unsubscribed Shares that Standby Purchaser is not permitted to purchase as a result of the cap set forth in Section 2(c) hereof, then Additional Purchaser shall purchase such Unsubscribed Shares at the Subscription Price; provided, however, that Additional Purchaser shall not purchase any Unsubscribed Shares that would cause Additional Purchaser to pay an aggregate purchase price hereunder in excess of ten million two hundred thousand dollars ($10,200,000).
                         (ii) If after giving effect to Additional Purchaser’s purchase of Unsubscribed Shares, if any, Additional Purchaser has not purchased a number of shares of Common Stock equal to a purchase price of ten million two hundred thousand dollars ($10,200,000), Additional Purchaser shall have the option, exercisable in its sole discretion, to purchase at the Closing, at the Subscription Price, a number of shares of Common Stock up to such shortfall.
                         (iii) Payment of the Subscription Price for the AP Securities shall be made, on the Closing Date, against delivery of certificates evidencing the AP Securities, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers. Additional Purchaser shall be made a party to the Registration Rights Agreement.
                    (b) Representations and Warranties of the Company.
                         (i) Subject to the next sentence and to clause (ii) of this sub-section, the Company represents and warrants to Additional Purchaser that the representations and warranties contained in Section 4 of this Agreement are true and correct as of the date of the First Amendment to Standby Purchase Agreement, dated as of July 3, 2007 (the “Amendment Date”), by and among the Company, the Standby Purchaser and Additional Purchaser (the “Amendment”), as if made on the Amendment Date. For purposes of the foregoing, each reference to “Standby Purchaser” in such representations and warranties shall be deemed to be a reference to “Additional Purchaser.” All references to the “Agreement” shall be deemed to refer to this Agreement as amended by the Amendment.
                         (ii) Section 4(i) of the Original Agreement is hereby amended to read as follows: “Since December 31, 2006, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect, except for matters disclosed prior to the Amendment Date in the Company’s public filings pursuant to the Exchange Act and matters disclosed prior to the Amendment Date in writing by the Company to Standby Purchaser and Additional Purchaser.”
                    (c) Representations and warranties of Additional Purchaser.
                         (i) Additional Purchaser represents and warrants to the Company, as of the Amendment Date, that Additional Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.
                         (ii) Subject to the next sentence, Additional Purchaser hereby makes, with respect to itself as of the Amendment Date, each of the representations and warranties set forth in Sections 5(b), 5(c) and 5(d) of this Agreement to the Company. For purposes of the foregoing, each reference to “Standby Purchaser” and “Securities” in such representations and warranties shall be deemed to be a reference to “Additional Purchaser” and “AP Securities”, respectively.
                         (iii) Additional Purchaser represents and warrants to the Company that (A) neither it nor any of its Affiliates is an Affiliate of Standby Purchaser, (B) none of it, its Affiliates and any Immediate Family Member of any of its Affiliates is a director, officer, employee, partner (limited or general) or member of Standby Purchaser or, to its knowledge, any Affiliate of Standby Purchaser or any entity of which Standby Purchaser or any Affiliate thereof owns 5% or more, (C) from January 1, 2004 to the present, none of it, its Affiliates, and any Immediate Family Member of any of its Affiliates has accepted any consulting, advisory or other compensatory fee or payment from Standby Purchaser, or, to its knowledge, any Affiliate of Standby Purchaser or any entity of which Standby Purchaser or any Affiliate thereof owns 5% or more, and (D) there are no contracts, arrangements, understandings or relationships (legal or otherwise) between Additional Purchaser and Standby Purchaser with respect to the voting of any shares of Common Stock.
                    (d) Deliveries at Closing.
                         (i) At the Closing, the Company shall deliver to Additional Purchaser the following:
                              (A) A certificate or certificates representing the number of shares of Common Stock issued to Additional Purchaser pursuant to Section 22(a) of this Agreement; and
                              (B) A certificate of an officer of the Company on its behalf to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date.

                         (ii) At the Closing, Additional Purchaser shall deliver to the Company the following:
                              (A) Payment of the Subscription Price of the AP Securities purchased by Additional Purchaser pursuant to Section 22(a) of this Agreement; and
                              (B) A certificate of Additional Purchaser to the effect that the representations and warranties of Additional Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.
                    (e) Conditions to Closing. The obligations of Additional Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, or waiver in writing by Additional Purchaser, prior to or on the Closing Date, of the following conditions:
                         (i) the obligations of Standby Purchaser shall not have been terminated under this Agreement and Standby Purchaser and/or its Affiliates shall have purchased the full number of Securities that it is required to purchase pursuant to Section 2 hereof.
                         (ii) The representations and warranties of the Company in Section 22(b) of this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).
                         (iii) The Company shall have executed and delivered to Additional Purchaser a duly executed copy of the Registration Rights Agreement.
                         (iv) The AP Securities shall have been authorized for listing on the American Stock Exchange.
                         (vi) Each of the conditions set forth in (A) clauses (iii), (iv), and (v) of Section 9(a) of this Agreement, and (B) Sections 9(c)(i) — (iv) of this Agreement shall have been satisfied. Section 9(a)(iii) is hereby amended and restated to read in its entirety as follows:
                         “Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, and except for matters disclosed prior to the Amendment Date in the Company’s public filings pursuant to the Exchange Act and matters disclosed prior to the Amendment Date in writing by the Company to Standby Purchaser and Additional Purchaser, there shall not have been any Material Adverse Effect and no event shall have occurred or circumstance shall exist which would reasonably likely result in a Material Adverse Effect;”

Notwithstanding anything else contained herein, waiver of a closing condition or termination by Additional Purchaser shall not be deemed a waiver or termination by Standby Purchaser or vice versa nor shall any waiver of a closing condition or termination by the Company with respect to its obligations to either Additional Purchaser or Standby Purchaser be deemed a waiver or termination with respect to the other party.
                    (f) Restrictions on Transfer of AP Securities. Additional Purchaser shall be bound by the terms of Section 11 of the Agreement as if incorporated and made a part of this Section 22(f); provided, however, that for purposes of the foregoing each reference in Section 11 of the Agreement to “Standby Purchaser” and to “Securities” shall be deemed to be a reference to “Additional Purchaser” and “AP Securities”, respectively.
                    (g) Lock-Up of AP Securities. Notwithstanding anything to the contrary set forth herein or in the Registration Rights Agreement, Additional Purchaser agrees:
                         (i) provided that the last reported sale price of the Common Stock on the American Stock Exchange on the trading date immediately preceding the date of the Closing is at least $22 per share, that it will not Transfer any AP Securities to any Person until after the first anniversary of the Closing; and
                         (ii) if the last reported sale price of the Common Stock on the American Stock Exchange on the trading date immediately preceding the date of the Closing is less than $22 per share, that it will not prior to the date that is six months following the Closing, Transfer any AP Securities to any Person for consideration having a value exceeding $18 per share (subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or like transaction made, declared or effected with respect to the Common Stock);
provided, however, that the forgoing provisions of this Section 22(g) shall not restrict (1) any Transfer by the Additional Purchaser to one or more of its Affiliates, provided that the transferee in each case agrees to be subject to the terms of this Section 22(g) and further provided that any Transfers by such transferees shall be aggregated with those of the Additional Purchaser and with those of other such transferees for purposes of determining compliance with clause (5) of this proviso; (2) any Transfer in connection with a tender offer for the Company’s Common Stock, whether initiated by the Company or by a third party; (3) any other transfer to the Company or its Affiliates; (4) any Transfer that is part of a Change of Control Transaction; or (5) a Transfer of a number of AP Securities that, when aggregated with all previous Transfers of AP Securities, does not exceed a percentage of the total AP Securities equal to the SP Transfer Percentage. The “SP Transfer Percentage” shall be calculated from time to time by dividing (A) the aggregate number of shares of Common Stock Transferred by the Standby Purchaser and its Affiliates from and after the Closing Date, other than shares Transferred to any Affiliate of the Standby Purchaser, by (B) the total number of shares of Common Stock held by Standby Purchaser and its Affiliates immediately following the Closing plus, if applicable, the number of Additional Subscription Shares purchased by the Standby Purchaser and its Affiliates. For purposes of calculating the percentages contemplated by clause (5) and the SP Transfer Percentage, appropriate adjustments shall be made to reflect any stock split, stock dividend, reverse stock split or like transaction made, declared or effected with respect to the Common Stock.
                    (h) Indemnification and Contribution. The Company and Additional Purchaser shall be bound by the terms of Section 13 of this Agreement as if incorporated and made a part of this Section 22(h); provided, however, that for purposes of the foregoing each reference in Section 13 of this Agreement to “Standby Purchaser” and to “Standby Indemnified Persons” shall be deemed to be a reference to “Additional Purchaser” and “Additional Indemnified Persons”, respectively. The obligations of each of the Standby Purchaser under Section 13(b) of this Agreement and the Additional Purchaser under this Section 22(h) to provide indemnification to Company Indemnified Persons with respect to losses, claims, damages or liabilities arising out of or are based upon information provided in writing to the Company by Standby Purchaser or Additional Purchaser, as the case may be, specifically for use in any registration statement under which Securities or AP Securities, as the case may be, are registered under the Securities Act at the request of Standby Purchaser or Additional Purchaser, as the case may be, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, shall be subject to the same limitations as are set forth in Section 6(b) of the Registration Rights Agreement as if such limitations were incorporated into and made a part of this Agreement.
                    (i) Obligations of the Standby Purchaser and Additional Purchaser. The obligations of the Standby Purchaser and Additional Purchaser under this Agreement are several and not joint or joint and several and neither Standby Purchaser nor Additional Purchaser shall be liable for any breach of any of the obligations of the other under this Agreement.
                    (j) Reimbursement of Expenses of Mr. Gardner. The Company agrees to promptly reimburse Ted Gardner, the Managing Member of the Additional Purchaser, for his reasonable travel and other direct out-of-pocket expenses in meeting with representatives of the Company in connection with his determination whether or not to become a member of the Board. The Company agrees that Mr. Gardner’s reasonable out-of-pocket expenses in connection with his attendance at Board and Board committee meetings shall be reimbursed by the Company consistent with the Company’s policy for reimbursing independent directors for such expenses.”
          3. Amendment to Section 4(f). Section 4(f) of the Original Agreement is hereby amended to add the words “, AP Securities” immediately after the word “Securities” in the first line and fifth line thereof.

          4. Amendment to Section 7. Section 7 of the Original Agreement is hereby amended as follows:
               (a) The words “and Additional Purchaser” shall be added immediately after the words “Standby Purchaser” in each of clause (i) and clause (v) of Section 7(a) of the Original Agreement.
               (b) The words “and Additional Purchaser” shall be added immediately after the words “Standby Purchaser” in the second line of clause (vii) of Section 7(a) of the Original Agreement and the words “or Additional Purchaser” shall be added immediately after the words “Standby Purchaser” in the fourth line of clause (vii) of Section 7(a) of the Original Agreement.
               (c) The words “, on the one hand,” shall be added immediately after the words “neither the Company” and the words “or Additional Purchaser, on the other hand” shall be added immediately after the words “nor Standby Purchaser” in Section 7(e) of the Original Agreement.
          5. Amendment to Section 9(b). Section 9(b) of the Original Agreement is hereby amended as follows:
               (a) The words “and of Additional Purchaser in Section 22(c)” shall be added immediately after the words “Section 5” in clause (i) of Section 9(b) of the Original Agreement.
               (b) The words “Each of Additional Purchaser and” shall be added immediately before the words “Standby Purchaser” in clause (ii) of Section 9(b) of the Original Agreement.
          6. Amendment to Section 12. Section 12 of the Original Agreement is hereby amended as follows:
               (a) Section 12(a) of the Original Agreement is hereby amended and restated to read in its entirety as follows:
“Subject to the provisions of the last paragraph of Section 22(e), Standby Purchaser on one hand may terminate at any time prior to the Closing Date its rights and obligations hereunder and Additional Purchaser on the other hand may terminate at any time prior to the Closing Date its rights and obligations hereunder by written notice to the Company if there is a Material Adverse Effect or a Market Adverse Effect, in either case that is not cured within twenty-one (21) days after the occurrence thereof (the “Cure Period”), provided that the right to such termination after the occurrence of each Material Adverse Effect or a Market Adverse Effect, which has not been cured within the Cure Period, shall expire seven (7) days after the expiration of such Cure Period.”

               (b) Section 12(b) of the Original Agreement is hereby amended and restated to read in its entirety as follows:
                    “(b) Subject to the provisions of the last paragraph of Section 22(e):
                         (i) if there is a material breach of this Agreement by Standby Purchaser or Additional Purchaser that is not cured within fifteen (15) days after receipt of written notice by such breaching party, the Company may terminate this Agreement with respect to such breaching party by written notice to the other parties hereto;
                         (ii) if there is a material breach of this Agreement by the Company that is not cured within fifteen (15) days after receipt of written notice by the Company, either Standby Purchaser or Additional Purchaser may terminate its rights and obligations hereunder by written notice to the other parties hereto; or
                         (iii) the Company may terminate this Agreement on one hand or either Standby Purchaser or Additional Purchaser may terminate its rights and obligations hereunder on the other hand if the Closing has not occurred on or prior to November 15, 2007, for any reason whatsoever, other than a material breach hereunder by such terminating party or failure of the closing condition specified in Section 9(a)(iv).”
          7. Amendment to Section 14. Section 14 of the Original Agreement is hereby amended by adding the words “, Additional Purchaser” immediately after the word “Company”.
          8. Amendment to Section 15. Section 15 of the Original Agreement is hereby amended by adding the following after subsection (b):
               (c) if to Additional Purchaser, at:
Silverhawk Capital GP, LLC
1901 Roxborough Road
Suite 200
Charlotte, North Carolina 28203
Attn: Ted A. Gardner
Telecopy No.: (704) 366-6666
with a copy to:
Morrison Cohen LLP
909 Third Avenue
New York, New York 10022
Attention: David A. Scherl
Telecopy No.: (212) 735-8708

          9. Amendment to Section 16. Section 16 of the Original Agreement is hereby amended and restated in its entirety to read as follows:
               “Section 16. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Securities or AP Securities are transferred in accordance herewith. The rights and obligations under this Agreement, may be assigned, delegated or transferred, in whole or in part, by Standby Purchaser or Additional Purchaser to any of its Affiliates over which Standby Purchaser or Additional Purchaser, as the case may be, or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, provided that any such assignee assumes the obligations of Standby Purchaser or Additional Purchaser, as the case may be, hereunder and agrees to be bound by the terms of this Agreement in the same manner as Standby Purchaser or Additional Purchaser, as the case may be. Standby Purchaser or any of its Affiliates may assign, delegate or transfer, in whole or in part, its Basic Subscription Privilege to any other Affiliate or to Standby Purchaser. Notwithstanding the foregoing or any other provisions herein, no such assignment by Standby Purchaser or Additional Purchaser will relieve Standby Purchaser or Additional Purchaser, as the case may be, or of its obligations hereunder if such assignee fails to perform such obligations. In addition, upon the request of Standby Purchaser, the Company and Standby Purchaser will negotiate in good faith to add one or more third parties designated by Standby Purchaser as additional purchasers of Unsubscribed Shares and to provide an option to each such additional purchaser, comparable to the Option set forth in Section 3(a), to purchase additional shares of Common Stock in an amount to be mutually agreed upon, at the Subscription Price. To the extent there are any such additional purchasers, the Company and Standby Purchaser will negotiate in good faith to amend this Agreement to add any such additional purchasers to this Agreement prior to the mailing of the Proxy Statement to the stockholders of the Company.”
          10. Amendment to Section 17. Section 17 of the Original Agreement is hereby amended by adding the words “, AP Securities” immediately after the words “Securities”.
          11. Amendment to Section 20. Section 20 of the Original Agreement is hereby amended by adding the words “and Additional Purchaser” immediately after the words “Standby Purchaser” in the second line thereof and the words “or Additional Purchaser” immediately after the words “Standby Purchaser” in the fifth line thereof.
          12. Amendment to Section 21. Section 21 of the Original Agreement is hereby amended as follows:
               (a) The words “or AP Securities” shall be added immediately after the word “Securities” in Section 21(a) of the Original Agreement.
               (b) The following shall be added immediately after Section 21(c):

               “(d) Notwithstanding any provision in this Agreement to the contrary:
                    (i) any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (A) only in the specific instance and for the specific purpose for which made or given, and (B) only if it is made or given in writing and signed by the Company and Standby Purchaser, provided, however, that if any such amendment, supplement, modification or waiver materially adversely affects Additional Purchaser, Additional Purchaser shall have the option to terminate its rights and obligations hereunder by sending written notice of such termination to the parties hereto within forty eight (48) hours after Additional Purchaser’s receipt of written notice of such amendment, supplement, modification or waiver, and if Additional Purchaser fails to send such written notice within such forty eight (48) hour period, Additional Purchaser shall be deemed to have consented to such amendment, supplement, modification or waiver; and
                    (ii) except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.”
          13. Amendment to Annex B of the Original Agreement. Annex B of the Original Agreement is hereby amended as follows:
The words “on a pro rata basis” shall be added after the words “Registrable Securities” in clause (iii)(A) of Section 7(f) of Annex B of the Original Agreement.
          14. Ratification of Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.
          15. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.
          16. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.
[Remainder of Page Intentionally Left Blank]

     In Witness Whereof, the undersigned have executed this Amendment to the Agreement as of the date first written above.

WESTMORELAND COAL COMPANY
By:	/s/ David J. Blair
	Name:	David J. Blair
	Title:	Chief Financial Officer

TONTINE CAPITAL PARTNERS, L.P.
By:	TONTINE CAPITAL MANAGEMENT, L.L.C., its general partner
	By:	/s/ Jeffrey L. Gendell
Name: Jeffrey L. Gendell
Title: Managing Member

SILVERHAWK CAPITAL GP, LLC
By:	/s/ Ted A. Gardner
	Name:	Ted A. Gardner
	Title:	Managing Member

Signature Page to First Amendment